Filed pursuant to Rule 424(b)(5)

Registration No. 333-213575

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated November 14, 2016)

Pareteum Corporation

7,151,146 Shares of Common Stock

We are offering 7,151,146 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with investors. Our common stock is listed on the NYSE American under the symbol “TEUM.” On November 30, 2017, the last reported sale price of our common stock on the NYSE American was $1.06 per share.

In a concurrent private placement, we are selling to such investors unregistered warrants to purchase 7,151,146 shares of our common stock at an initial exercise price of $1.09 per share. The warrants and the common stock issuable upon the exercise of the warrants will be issued and sold without registration under the Securities Act of 1933, as amended , or the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

As of December 1, 2017, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $41,416,576 based on 35,773,620 outstanding shares of common stock, of which 28,761,511 shares are held by non-affiliates, and a price of $1.44 per share, which was the last reported trading price of our common stock on the NYSE American on October 2, 2017. As of the date of this prospectus supplement, we have sold $13,003,957 in securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total (2)
Public offering price	$0.92	$6,579,054
Placement Agent Fees (1)	$0.0736	$526,324
Proceeds, before expenses, to us	$0.8464	$6,052,730

(1)	See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses.

(2)	Assumes maximum offering is completed.

The placement agent expects to deliver the shares of common stock on or about December 5, 2017.

Dawson James Securities, Inc.

The date of this prospectus supplement is December 1, 2017.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $20,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “Pareteum,” the “Company,” “we,” “our” or “us” refer to Pareteum Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-5, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Business Overview

Pareteum Vision

We believe that every person, and everything, should be connected, and will be connected if our customers and users wish to be connected.

The way we connect every person, and everything, is by being the company which can connect to all networks in the Cloud, on all layers of the software development stack (OSI 7-layer model).

We achieve this by delivering our Mobility, Messaging and Security Cloud Service Platforms which enable:

•	Mobile Carriers, MNOs & MVNOs (mobile (virtual) network operators) to enter the Cloud-computing era, with a pay-as-you-grow business; to connect more people, in more creative and value-driven ways.

•	Enterprises can connect their customers, their employees, their assets and derive more value from them.

•	IoT (Internet of Things) Devices can connect to each other, and give control, with informational value, to their owners.

Pareteum Solution

Pareteum has developed a Communications Cloud Services Platform, providing (i) Mobility, (ii) Messaging and (iii) Security services and applications, with a Single-Sign-On, Application Program Interfaces (“APIs”) and software development suite:

Our solution has proven itself globally against much larger competitors and is installed in multiple companies in diverse countries around the world ranging from small service providers to one of the world’s largest telecoms companies, Vodafone, based in Europe. We had more than 1,100,000 active subscribers on our platforms as of December 31, 2016.

The market and our customers tell us that they need to find ways to reduce cost, they want to find ways to increase their revenues, and they want to scale and grow their business, and all consider Cloud capabilities as a vital means to achieve these goals. As we’ve listened to our customers and understood the business goals that they have, we believe Pareteum is well placed to help them achieve these goals, drive value for customers and ultimately value for our own business.

We have designed a solution that solves these problems. Each of these three platforms - mobility, messaging and security - can be marketed and deployed independently, or they can be delivered as a single, integrated Cloud Service Platform, as illustrated in the figure above.

The Pareteum platform hosts integrated IT/Back Office and Core Network functionality for mobile network operators, and for enterprises implement and leverage mobile communications solutions on a fully outsourced SaaS (Software as a Service), PaaS (Platform as a Service) and/or IaaS (Infrastructure as a Service) basis: made available either as an on-premise solution or as a fully hosted service in the Cloud depending on the needs of our customers. Pareteum also delivers an Operational Support System, or OSS, for channel partners, with APIs for integration with third party systems, workflows for complex application orchestration, customer support with branded portals and plug-ins for a multitude of other applications. These features facilitate and improve the ability of our channel partners to provide support and to drive sales.

Our integrated (or modular) Cloud Platform solution includes, more specifically, functionality such as service design and control, Intelligent Networking, subscriber provisioning, messaging, switching, real-time dynamic rating and pre- or post-paid charging and billing, call center and customer care support, reporting, self-care web portal environments, change management in active systems, SIM Management, (Data) Session Control Management, Voucher Management, Mobile Marketing systems, (Mobile) Payment Systems, Real Time Credit Checking Systems, Interactive Voice Response Systems, Voicemail Systems, Trouble Ticketing Systems, Device Management Systems, Mass Customer Migrations, life cycle management, database hardware and software, large scale real-time processing, and integrating, provisioning, all the while managing and maintaining specific core network components.

Reverse Stock Split

On February 27, 2017, we affected a 1-for-25 reverse split of our common stock. All warrant, option, share and per share information in this prospectus supplement gives retroactive effect for a 1-for-25 reverse split. All numbers in this prospectus gives effect to all financial information as if the reverse split had occurred on the date reported, except as otherwise noted.

Recent Developments

On November 9, 2017, we closed a firm commitment underwritten public offering of our securities pursuant to which we issued an aggregate of 9,009,478 shares of our common stock, an aggregate of 4,034 shares of Series B Preferred Stock (each of which shares is convertible into 1,000 shares of common stock), and warrants to purchase an aggregate of 7,478,228 shares of common stock (which includes warrants to purchase 956,489 shares of common stock pursuant to the over-allotment option granted to the underwriter in the underwriting agreement) at a public offering price of $0.92 per share of common stock (or $920 per share of Series B Preferred Stock) and warrant. The Company received gross proceeds of approximately $12 million from the offering, before underwriting discounts and estimated offering expenses. On November 30, 2017, the underwriter exercised its over-allotment option for 1,431,421 shares of the Company’s common stock with respect to the public offering. We received an additional $1,319,827 in gross proceeds from the exercise of the over-allotment, prior to deducting underwriting discounts and offering expenses.

On November 27, 2017, we announced pro forma Stockholders’ Equity as of November 27, 2017, which incorporates the Company’s (i) sales of common stock and preferred stock, including the public offering of shares of common stock on October 10, 2017 and the public offering of shares of common stock, Series B Preferred Stock and warrants on November 9, 2017, (ii) the acquisition of an interest in Artilium, plc (“Artilium”) as previously reported on Form 8-K filed with the Securities and Exchange Commission, or SEC, on October 16, 2017, and (iii) net loss and other comprehensive loss. We had previously announced Stockholders’ Equity as of September 30, 2017 on November 13, 2017. After adjusting for the sale of the securities, acquisition of an interest in Artilium, net loss and other comprehensive loss from October 1, 2017 through November 27, 2017, we announced pro forma Stockholders’ Equity of approximately $10,563,993 on a pro-forma basis as of November 27, 2017. We believe, and have received a letter from the NYSE confirming, that we have satisfied Section 1003(a)(i), Section 1003(a)(ii), Section 1003(a)(iii), and Section 1003(a)(iv) of the NYSE MKT Company Guide. As a result, we believe we are fully in compliance with the NYSE continuing listing standards.

Corporate Information

Our principal executive offices are located at 1185 Avenue of the Americas, 37th Floor, New York City, NY 10036. Our telephone number is (646) 810-2182. Our corporate website is http://www.pareteum.com. The information on our website is not a part of, or incorporated in, this prospectus.

THE OFFERING

Securities we are offering	7,151,146 shares of common stock

Common stock to be outstanding after this offering	42,924,766 shares

Public offering price	$0.92 per share

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $6.6 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

Private Placement of Warrants

In a concurrent private placement, we are selling to purchasers of our common stock in this offering warrants to purchase an aggregate of up to 7,151,146 shares of our common stock. Each purchaser in this offering will receive in the private placement warrants to purchase up to 100% of the number of shares of common stock purchased by such purchaser in this offering. The warrants will be exercisable commencing six months from their date of issuance at an exercise price of $1.09 per share and will remain exercisable until the 5-year anniversary of the date they are first exercisable. We expect the private placement will close concurrently with the closing of this offering. The warrants and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Private Placement of Warrants.”

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

NYSE American symbol	Our common stock is listed on the NYSE American under the symbol “TEUM.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein.

The number of shares of common stock shown above to be outstanding after this offering is based on 35,773,620 shares outstanding as of December 1, 2017, and excludes as of that date:

•	3,624,246 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $3.6207 per share;
•	14,290,486 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $1.3493 per share;
•	3,138,457 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.
•	up to 7,151,146 shares of common stock issuable upon exercise at an exercise price of $1.09 of the warrants to be issued in the concurrent private placement, as described under “Private Placement of Warrants;” and
•	up to 357,557 shares of common stock issuable upon exercise at an exercise price of $1.15 of the warrants to be issued to the placement agent as compensation in connection with this offering.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering a public offering price of $0.92 per share, and after deducting placement agent fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $0.87 per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. While it is possible that we may declare a dividend, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	the uncertainty of our profitability;
•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms;
•	adverse developments with respect to litigation and other legal matters that we are subject to;
•	our reliance on our intellectual property rights and risks associated with protecting such rights;
•	general economic conditions;
•	changes in regulatory policies or accounting principles;

•	our ability to adequately manage or finance internal growth or growth through acquisitions; and
•	other risks and uncertainties related to our business plan and business strategy.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after placement agent fees and estimated offering expenses payable by us, will be approximately $5.9 million.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2017. Such information is set forth on the following basis:

•	on an actual basis; and

•	on a pro forma basis, giving effect to the sale of the shares of common stock in this offering at a public offering price of $ 0.92 per share, after deducting estimated placement agent fees and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2017
	Actual	Pro Forma
Cash and cash equivalents	$699,659	$6,572,389
Senior Secured Loan – Short Term	2,000,000	2,000,000
Unsecured Convertible Promissory Note (net of Debt Discount and Debt Issuance)	559,403	559,403
Senior Secured Loan - Long Term (net of Debt Discount, and Debt Issuance)	4,150,890	4,150,890
Unsecured Convertible Promissory Note (net of Debt Discount, and Debt Issuance)	89,488	89,488
Shareholders’ equity:
Preferred Stock	0	0
Common Stock and Additional Paid in Capital	292,242,457	298,115,187
Accumulated other comprehensive loss	(5,095,421)	(5,095,421)
Accumulated deficit	(292,025,479)	(292,025,479)
Total shareholders’ (deficit) equity	(4,878,443)	994,287

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2017 was approximately ($4.9) million, or ($0.34) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement and after deducting estimated placement agent fees and expenses payable by us, our pro forma net tangible book value as of September 30, 2017 would have been approximately $1.0 million or $0.05 per share of common stock. This represents an immediate increase in net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.87 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share	$0.92

Net tangible book value per share as of September 30, 2017	$(0.34)

Increase per share attributable to this offering	$0.39

Pro forma net tangible book value per share as of September 30, 2017 after this offering	$0.05

Dilution per share to new investors participating in this offering	$0.87

The information above is as of September 30, 2017, and excludes, as of that date:

•	2,618,640 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $4.72 per share;

•	6,609,581 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $1.72 per share; and

•	5,048,937 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of common stock this offering, we will issue to the investors warrants (the “Warrants”) to purchase an aggregate of 7,151,146 (100% of the number of shares of our common stock sold in the offering (the “Private Placement”).

Each Warrant shall be initially exercisable on the six (6) month anniversary of the issuance date at an initial exercise price equal to $1.09 per share and have a term of exercise equal to five (5) years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

PLAN OF DISTRIBUTION

We are offering 7,151,146 shares of our common stock pursuant to this prospectus supplement and a securities purchase agreement that we have entered into with investors.

We have engaged Dawson James Securities, Inc., or Dawson James, to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of a placement agency agreement. The placement agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchaser or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent may retain one or more sub-agents or selected dealers in connection with the offering.

We have agreed to pay to the placement agent a placement agent fee equal to eight percent (8%) of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we have agreed to reimburse the placement agent for diligence expenses and legal fees in the sum of $100,000. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $80,000. The following table shows the per share and total fees we will pay to the placement agent assuming the sale of all of the shares offered pursuant to this prospectus.

	Per Share	Total
Public offering price	$0.92	$6,579,054
Placement agent fees	$0.0736	$526,324
Proceeds, before expense, to us	$0.8464	$6,052,730

Pursuant to the placement agency agreement, the placement agent will be entitled to such fees with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors that participated in this offering, if such Tail Financing is consummated at any time within the 6-month period following the completion of this offering.

If this offering is completed for gross proceeds of at least $6,000,000, then we will grant to the placement agent a right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings for a period of six months from the effective date of this offering. Notwithstanding the foregoing, in the event of a public or private sale of securities by us during this six month period, the placement agent will be entitled to receive as its compensation at least 50% of the compensation payable to the underwriters or placement agents.

We have also agreed to issue to the placement agent or its designees five-year warrants to purchase 5% of the number of shares of common stock sold in this offering at an exercise price equal to $1.15 (125% of the public offering price per share). The warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the effective date of this offering, and ending five years from the effective date of this offering. The warrants provide for a cashless exercise provision, piggyback registration rights and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110. The warrants and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the warrants nor any securities issued upon exercise of the warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the warrants are being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by either a placement agent or a related person do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The placement agency agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agent or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In July 2017, we and Dawson James entered into an M&A advisory agreement pursuant to which we engaged Dawson James as an advisor to assist us in locating a suitable M&A opportunity. In connection with such engagement, we agreed to issue Dawson James up to 70,000 shares of common stock, of which 40,000 shares have been earned. In accordance with FINRA Rule 5110(g)(1), with limited exceptions, the shares may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such shares by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the shares are being issued. Without limiting the generality of the foregoing, the placement agent for this offering also acted as the placement agent for our public offering that we completed in October 2017 and as the underwriter for our public offering that we completed in November 2017.

Our directors and executive officers have entered into lock-up agreements with the placement agent. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the date of this prospectus supplement (120 days with respect to our executive chairman), without first obtaining the written consent of the placement agent.

Pursuant to the placement agency agreement and the purchase agreement, we have agreed, for a period of 90 days from the effective date of the offering, that we will not, subject to certain exceptions, (absent the consent of the placement agent or the holders of the majority of the securities sold under the purchase agreement, as applicable) (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC (other than on Form S-8) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pursuant to the purchase agreement, we agreed to pay the purchasers a non-accountable fee of $25,000 for their costs and expenses incurred in connection with the offering.

Pursuant to the purchase agreement, we agreed to grant the purchasers a right of participation in any Subsequent Placement (as defined therein) for a period of one year from the closing date of this offering.

Pursuant to the purchase agreement, we will be prohibited from effecting any Variable Rate Transactions (as defined therein) while the Warrants are outstanding.

The foregoing description of the placement agency agreement and purchase agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the placement agency agreement and purchase agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering and are incorporated herein by reference.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is acting as counsel to the placement agent in this offering.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2016 and 2015 have been incorporated by reference in the registration statement in reliance upon the report of Squar Milner, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC File Number for documents we filed under the Exchange Act is 001-35360. Our website address is http://www.pareteum.com. We have included our website address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 29, 2017;
•	our Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017;
•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 15, 2017.
•	our Current Reports on Form 8-K filed with the SEC on January 9, 2017, January 12, 2017, February 17, 2017, February 27, 2017, March 2, 2017, March 7, 2017, March 9, 2017, March 15, 2017 (two filings), March 31, 2017, April 6, 2017, July 14, 2017, July 17, 2017, July 28, 2017, September 13, 2017, October 5, 2017, October 12, 2017, October 19, 2017, November 8, 2017, November 9, 2017, November 13, 2017, November 27, 2017, and December 1, 2017;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 27, 2017;
•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on November 30, 2011 (File No. 001-35360), including any amendment or report filed for the purpose of updating such description; and
•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is 646-810-2182.

Prospectus

PARETEUM CORPRATION

$20,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $20,000,000:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase any of the foregoing securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on the NYSE MKT under the symbol “TEUM.” On November 4, 2016, the last reported sale price of our common stock on the NYSE MKT was $.1711 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $21,841,480 based on 168,149,756 shares of outstanding common stock, of which 114,955,159 shares are held by non-affiliates, and a per share price of $0.19 which was the closing sale price of our common stock as quoted on the NYSE MKT on July 12, 2016. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 7 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation. and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

The Company is a mobile telecommunications technology provider. Our technology makes it quick and simple to setup a new mobile network or brand, or to reduce the costs of managing a legacy network. By deploying our platform, our customers are able to quickly go to market with a wide range of mobile-network services. We do this by offering a ‘single sign-on’ cloud-service which includes Software as a Service (“SaaS”), Platform as a Service (“PaaS”), and even Infrastructure as a Service (“IaaS”). The mobile network, brand, or other enterprise customer, chooses the deployment and functionality to meet its needs. We also provide cloud-based authentication and voice-biometrics technology and services through our wholly owned subsidiary, ValidSoft UK Limited (“ValidSoft”).

The Company is comprised of an experienced sales team, architects, software developers, implementation specialists and an operations team bringing turnkey mobile solutions to the telecommunications industry and to other enterprises that depend on communications. The Company deployed its first Mobile Virtual Network Operator (“MVNO”) platform for a major mobile network operator (“MNO”) in 2008 and has installed managed services platforms for clients globally. Individually, each of the managed services platform implementations has the capacity to support large numbers of subscribers and is capable of supporting multiple service brands through white label deployments. Our platform hosts integrated IT/Back Office and Core Network functionality for MNOs, MVNOs and Mobile Virtual Network Enablers and Aggregators (“MVNEs” and “MVNAs”) on a fully outsourced SaaS, PaaS and/or IaaS basis: made available either as an on-premise solution or as a fully hosted service in ‘the cloud’ depending on the needs of our customers. We also deliver an Operational Support System (“OSS”) for channel partners, with Application Program Interfaces (“APIs”) for integration with third party systems, workflows for complex application orchestration, customer support with branded portals and plug-ins for a multitude of other applications. These features facilitate and improve the ability of our channel partners to provide support and to drive sales.

Our valuable intellectual property subsists in our proprietary technology, some of which is patented and patent-pending. We own and manage the source code for over two-thirds of our ET-BOSS™ mobile network platform components, and we own all the source code in Business Support Systems and Operations Support Systems (“OSS”) elements within the platform, our industry expertise, in-depth industry knowledge and trade secrets. Our software and source code is in continuous development, and is copyright protected. This is a key competitive and strategic advantage. It allows us to be autonomous with the ability to modify and expand the platform capabilities.

Corporate Information

Our principal executive offices are located at 100 Park Avenue, Suite 1600, New York City, NY 10017. Our telephone number is (212)-984-1096. Our corporate website is http://www.pareteum.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the our Annual Report on Form 10-K for the years ended December 31, 2014 and 2015 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
•	any delayed delivery requirements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the NYSE MKT. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE MKT may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus (other than as underwriting compensation) will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended (the “certificate of incorporation”) and our bylaws, as amended (the “bylaws”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 550,000,000 shares, of which (a) 500,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $20,000,000 in the aggregate of:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase our securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of August 31, 2016, there were 168,149,756 shares of common stock issued and outstanding, held of record by approximately 4,081 stockholders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the NYSE MKT under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. The board has designated 150 shares of preferred stock as Series A Preferred Stock. As of the date of this prospectus, there are 73 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into 0.04% of our issued and outstanding shares of common stock immediately prior to conversion. The Series A Preferred Stock are convertible at the option of the holder, except that (i) if there is a change in control (as defined in the certificate of designation) before September 2, 2017 or (ii) any time after September 2, 2017, we have the option to automatically convert the Series A Preferred Stock into common stock. The holders of Series A Preferred Stock are not entitled to receive any dividends and have no voting rights (except that we may only take certain corporate actions with the approval of a majority of the outstanding shares of Series A Preferred Stock). Further, upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock will receive distributions on par with and on a pro rata basis with the common stockholders as though the Series A Preferred Stock had been converted at the time of such liquidation, dissolution or winding up of the Company.

Our board will fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of common stock and preferred stock, rather than full shares of common stock and preferred stock. If we decide to offer fractional shares of our common stock and preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of common stock or a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of common stock and preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the common stock or preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our common stock and preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the common stock and preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the common stock or preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of common stock or preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our common stock or preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to the common stock or that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of common stock or preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of common stock or preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of common stock or the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the common stock or preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of common stock or the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of common stock or preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the common stock or preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the common stock or preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2015 and 2014 have been incorporated by reference in the registration statement in reliance upon the report of Squar Milner, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016;
2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 16, 2016 and August 16, 2016, respectively;
3.

Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, February 4, 2016, February 18, 2016, February 19, 2016, March 23, 2016, March 25, 2016, April 7, 2016, June 2, 2016, June 15, 2016, August 5, 2016, August 12, 2016, August 16, 2016 August 29, 2016, September 21, 2016, October 4, 2016, October 6, 2016, November 3, 2016, November 4 and November 7, 2016;

4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2016 as amended on July 18, 2016; and
5.	The description of our common stock contained in our Form 8-A filed on November 30, 2011.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 100 Park Avenue, New York, New York 10017. Our telephone number is (212) 984-1096. Information about us is also available at our website at   http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

7,151,146 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Dawson James Securities, Inc.

December 1, 2017